Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information, contact:
Investor Relations
228-435-8208
investorrelations@thepeoples.com
PEOPLES FINANCIAL CORPORATION DECLARES
SEMIANNUAL DIVIDEND OF $.09 PER SHARE
Biloxi, MS (June 29, 2011)—The board of directors of Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, declared a regular semiannual cash dividend of $.09 per common share, payable July 20, 2011, to stockholders of record July 13, 2011.
“Although business activity continues to reflect the economic slowdown across our region, our Company remains profitable,” said Chevis C. Swetman, chairman and chief executive officer of the bank and the holding company. “Our decision two years ago not to accept any federal financial assistance has allowed us to make prudent decisions in the best interest of our stockholders, which includes paying a dividend that reflects our earnings stream,” he added.
“Our bank remains strongly capitalized and ready to do business when demand emerges again,” said Swetman.
Founded in 1896, with $833 million in assets as of March 31, 2011, The Peoples Bank operates 16 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.
The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.
This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.